FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2026

Picard Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2026, Picard Medical, Inc. (the “Company”) entered into a Warrant Amendment and Exchange Agreement (the “Exchange Agreement”) with the placement agent  (the “Warrant Holder”) of its private placement closed on December 26, 2025 (the “December 2025 Private Placement”), and such Warrant Holder’s employee designee (“Designee”, together with the Warrant Holder, “Warrant Holders”) as a party by joinder who is bound by the surrender, release and other provisions of the Exchange Agreement applicable to him. Pursuant to the Exchange Agreement the Warrant Holders agreed to surrender the Warrants described below in exchange for 200,000 shares of the Company’s common stock.

The Exchange Agreement relates to common stock purchase warrants issued in the December 2025 Private Placement and held by the Warrant Holders (the “Warrants”). Before the Company’s 1-for-50 reverse stock split effective July 31, 2026, the Warrants were exercisable for 8,187,766 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

The Warrant Holders agreed to surrender all Warrants for 200,000 shares of Common Stock (the “Exchange Shares”). No cash exercise price or other cash consideration is payable by the Warrant Holders or receivable by the Company.

At the effective time specified in the Exchange Agreement, issuance of the Exchange Shares will fully satisfy and discharge the Warrants, which will be automatically cancelled and terminated, including all anti-dilution and other adjustment rights. Subject to the Exchange Agreement’s conditions and cure provisions, the Warrant Holders also will waive specified liquidated damages and release the Company from claims relating to the Warrants.

The Company’s obligation to issue the Exchange Shares is subject to the Exchange Agreement, including receipt of required holder documentation and NYSE American approval of the Company’s supplemental listing application. Upon satisfaction of those conditions, the Company will deliver the Exchange Shares in book-entry form. The parties intend the issuance to be exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

This summary is qualified in its entirety by the Exchange Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated herein by reference.

On October 22, 2026, after satisfaction of the applicable conditions, the Company issued 200,000 Exchange Shares to the Warrant Holders solely in exchange for the Warrants, without cash or other consideration to the Company. The Company relied on the exemption from registration under Section 3(a)(9) of the Securities Act. No broker, dealer or other person solicited the exchange for a commission or other remuneration.
Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1(1)	Form of the Warrant Amendment and Exchange Agreement, dated as of October 20, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

(1)
Portions of the exhibit, including certain private and confidential information has been omitted pursuant to Item 601(a)(6) and Item 601(b)(10)(iv) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Georgina Smith
Name:	Georgina Smith
Title:	Chief Accounting Officer

Dated: October 23, 2026

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